EXHIBIT NO. 5.1

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                   LOCK PURNELL RAIN HARRELL (A
               Professional Corporation) 2200 Ross
                        Avenue, Suite 2200
                       Dallas, Texas 75201
                          (214) 740-8000

                                                   June 4, 1996

Comstock Resources, Inc.
5005 LBJ Freeway, Suite 1000
Dallas, Texas  75244

     Re: Registration of 550,000 shares of Common Stock pursuant to a Registration Statement on Form S-3

Gentlemen:

     We have acted as counsel for Comstock Resources, Inc., a Nevada corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of 550,000 shares of Common Stock, $.50 par value, of the Company (the "Common Stock") previously issued to a certain selling shareholder (the "Selling Shareholder") identified in the Registration Statement.

     We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purpose of giving the opinion hereinafter set forth. We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorization, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

     Based upon the foregoing, having regard for such legal considerations as we deem relevant and we are of the opinion that the 550,000 shares of Common Stock issued to the Selling Shareholder, as described in the Registration Statement, have been duly authorized and legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. By so consenting, we do not thereby admit that our firm's consent is required by
Section 7 of the Securities Act.

                               Very truly yours,

                               LOCKE PURNELL RAIN HARRELL
                               (A Professional Corporation)

                               By: /s/JACK E. JACOBSEN
                               -----------------------
                                   Jack E. Jacobsen

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